EXHIBIT 1.3.3

                             BANNER HOLDING CORP.

                            SUBSCRIPTION AGREEMENT


Banner Holding Corp.
120 N. U.S. Highway One
Tequesta, Florida 33469
Attn: John M. O'Keefe

Dear Mr. O'Keefe:

      1. APPLICATION. The undersigned, intending to be legally bound, hereby subscribes for __________________________________________________ (_________)
shares (the "Shares") of Common Stock, $0.01 par value per share (the "Stock"), of Banner Holding Corp., a Florida corporation (the "Company"), at a purchase price of twenty five cents ($0.25) per Share. The undersigned acknowledges that this subscription may be accepted or rejected in whole or in part by the Company in its sole discretion and that this subscription is and shall be irrevocable unless the Company rejects it.

      2. REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants as follows:

            (a) The undersigned has relied solely on the information contained in that certain Prospectus dated _________________, 1999 which the undersigned has carefully reviewed. No oral representations have been made or oral information furnished to the undersigned in connection with this subscription which were in any way inconsistent with the Prospectus. The undersigned and its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Shares.

            (b) The undersigned has been supplied with or has sufficient access to all information, including financial statements and other financial information of the Company, and has been afforded an opportunity to ask questions of and receive answers from officers of the Company concerning information to which a reasonable investor would attach significance in making investment decisions.

            (c) The undersigned has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the offering of the Shares to evaluate the merits and risks of an in vestment in the Shares and to make an informed investment decision with respect thereto.

            (d) The undersigned is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares, and the undersigned has relied on the advice of, or has consulted with, only the undersigned's own advisors.

            (e) The undersigned has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company and, if the undersigned is an entity, is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this Agreement.

            (f) The undersigned maintains its domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page hereto.

            (g) The representations, warranties and agreements contained herein and in the related Investor Qualification Questionnaire are true and correct as of the date hereof and may be relied upon by the Company, and the undersigned will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send the Company written confirmation thereof. The representations, warranties and agreements of the undersigned contained herein shall survive the execution and delivery of this Agreement and the purchase of the Shares.

      3. INVESTOR STATUS. The undersigned further represents and warrants as indicated below by the undersigned's initials:

            (a) INDIVIDUAL INVESTORS: (Initial one or more of the following four statements):

____________ (i) I certify that I AM an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in 1997 and 1998 and I reasonably expect to have an individual income in excess of $200,000 in 1999.

____________ (ii) I certify that I AM an accredited investor because I have had joint income with my spouse in excess of $300,000 in 1997 and 1998 and I reasonably expect to have joint income with my spouse in excess of $300,000 in 1999.

____________ (iii) I certify that I AM an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

____________ (iv) I certify that I am NOT an accredited investor.

            (b) PARTNERSHIPS, CORPORATIONS, TRUSTS AND OTHER ENTITIES: (Initial one of the following three statements):

                  (i) the undersigned hereby certifies that IT IS an accredited investor because it is:

__________________ (A) an employee benefit plan whose total assets exceed $5,000,000;

__________________ (B) an employee benefit plan whose investment decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities Act) or an investment adviser registered as such under the Investment Advisers Act of 1940;

__________________ (C) a self-directed employee benefit plan, including an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

__________________ (D) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

__________________ (E) any corporation, partnership or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; or

__________________ (F) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

_____________ (ii) the undersigned hereby certifies that IT IS an accredited investor because it is an entity in which each of the equity owners qualifies as an accredited investor under items a(i), (ii) or (iii) or item b(i) above.

____________ (iii) the undersigned hereby certifies that it is not an accredited investor.


      4. RIGHT OF RESCISSION. If the undersigned is domiciled in Florida, the undersigned is hereby notified of its right to withdraw its subscription for Shares pursuant to Section 517.061(11) of the Florida Statutes. The undersigned represents that it may elect, within three (3) days after the delivery of this Agreement, to rescind the subscription and receive a full refund of all monies paid for the Shares. Such rescission will be without any liability to any person. To accomplish this rescission, the undersigned need only notify the Company, at the address set forth above, of its intention to rescind. If such notification is delivered in writing, the undersigned understands that it is advisable that the notification be sent by registered or certified mail, return receipt requested, to ensure that it is received and also to evidence the date on which it is mailed. If the undersigned orally requests to rescind, the undersigned should ask for written confirmation that the request has been received.

      5. MISCELLANEOUS.

            (a) This Agreement has been duly and validly authorized, executed and delivered by the undersigned and constitutes the valid, binding and enforceable agreement of the undersigned. If this Agreement is being completed on behalf of an entity it has been completed and executed by an authorized party.

            (b) The Prospectus, this Agreement and any documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and together supersede all prior discussions or agreements in respect hereof.

            (c) Within five (5) days after receipt of a written request from the Company, the undersigned agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions or provide such further assurances as reasonably may be necessary to correct any errors in documentation or to comply with any and all laws to which the Company is subject or to effect the terms of the Prospectus.

            (d) The Company shall be notified immediately of any change in any of the information contained above occurring prior to the undersigned's purchase of the Shares or at any time thereafter for so long as the undersigned is a holder of the Shares.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of ____________, 1999.




                                    ________________________________________
                                    (Signature of subscriber)

                                    PRINT NAME:_____________________________

                                    COMPANY NAME (IF APPLICABLE):

                                    ________________________________________

                                    TITLE OF SIGNER (IF APPLICABLE):

                                    ________________________________________


                                    TAXPAYER IDENTIFICATION OR SOCIAL
                                      SECURITY NO.:_________________________

                                    RESIDENCE OR BUSINESS ADDRESS:


                                    ________________________________________
                                    Street


                                    ________________________________________
                                    City              State             Zip

                                    MAILING ADDRESS (If different from business address):


                                    ________________________________________
                                    Street


                                    ________________________________________
                                    City              State             Zip


ACCEPTED AND AGREED TO:

BANNER HOLDING CORP.


By:___________________________
   Name:______________________
   Title:_____________________


Date: _______________, 1999